Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President and Chief Executive Officer and Chief Financial Officer of the Company certifies that, to his knowledge:
1)
the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)
the information contained in the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 29, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carl H. Guild, Jr.	/s/ Michael P. Malone
Carl H. Guild, Jr.	Michael P. Malone
President & Chief Executive Officer	Treasurer and Chief Financial Officer

Date: February 12, 2008	Date: February 12, 2008